Exhibit T3A-42.1

Form 15

REPUBLIC OF TRINIDAD AND TOBAGO

..........1270945............ D 2302(95)A
Computer ID. NO. *Company No.*

THE COMPANIES ACT, 1995

CERTIFICATE OF AMALGAMATION

DIGICEL (TRINIDAD & TOBAGO) LIMITED
Name of Company

I hereby certify that the above-mentioned Company resulted from the amalgamation of the Companies as set out in the attached Articles of Amalgamation.

Date of Amalgamation: 1st July, 2007.

REGISTRAR GENERAL'S OFFICE
01 JUL 2007
TRINIDAD & TOBAGO

Registrar of Companies

Government Printery